Exhibit 9(iii) under Form N-1A
                       Exhibit 10 under Item 601/Reg. S-K

                               BT INVESTMENT FUNDS


                                    EXHIBIT D
                                     TO THE
                      ADMINISTRATION AND SERVICES AGREEMENT
                           MADE AS OF OCTOBER 28, 1992
                                     BETWEEN
                  BT INVESTMENT FUNDS AND BANKERS TRUST COMPANY


Cash Management Fund................................................0.55%
Treasury Money Fund.................................................0.55%
Tax Free Money Fund.................................................0.55%
NY Tax Free Money Fund..............................................0.55%
International Equity Fund...........................................0.85%
Utility Fund........................................................0.65%
Intermediate Tax Free Fund..........................................0.40%
100% Treasury Fund..................................................0.55%
Capital Appreciation Fund...........................................0.65%
BT Investment Lifecycle Long Range Fund.............................0.65%
BT Investment Lifecycle Mid Range Fund..............................0.65%
BT Investment Lifecycle Short Range Fund............................0.65%
Global High Yield Securities Fund...................................0.95%
Latin American Equity Fund..........................................0.95%
Small Cap Fund......................................................0.65%
European Equity Fund................................................0.85%
Pacific Basin Equity Fund...........................................0.75%
International Bond Fund.............................................0.70%